                                                                   Exhibit 11(b)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information, and to the incorporation by reference of our report on the Statement of Changes in Net Assets and Financial Highlights of the Prairie Funds, Prairie Institutional Funds, Prairie Municipal Bond Fund, Inc. and Prairie Intermediate Bond Fund dated February 23, 1996 in this Registration Statement (Form N-1A) of Pegasus Funds.



                                        /s/ Ernst & Young LLP
                                        ---------------------
                                        ERNST & YOUNG LLP



New York, New York
January 23, 1998